EXHIBIT 10.3

AMENDMENT No. 2
TO THE
FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
HAMILTON LANE ADVISORS, L.L.C.

This AMENDMENT No. 2 TO THE FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF HAMILTON LANE ADVISORS, L.L.C. is entered into as of June 13, 2018 by Hamilton Lane Incorporated (the “Managing Member”). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in that certain Fourth Amended and Restated Limited Liability Company Agreement of Hamilton Lane Advisors, L.L.C., dated as of March 6, 2017, by and among the Managing Member, Hamilton Lane Advisors, Inc., the Company, Hamilton Lane Advisors, L.L.C., HL Management Investors, LLC, HLA Investments, LLC and the other persons and entities party thereto, as amended prior to the date hereof (the “Operating Agreement”).

WHEREAS, the Managing Member has the right to amend the Operating Agreement;

WHEREAS, the Operating Agreement contemplates tax distributions being made to its members;

WHEREAS, the Managing Member wishes to clarify the procedures for calculating tax distributions;

NOW, THEREFORE, intending to be legally bound hereby, the Managing Member hereby amends the Operating Agreement as follows:

1.	Section 6.4(a) of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

(a)      Subject to the limitations set forth in any indenture or other credit, or other financing and warehousing or similar agreement governing indebtedness or other liabilities of the Company or any of its subsidiaries, and subject to Section 6.4(c), as soon as practicable following the end of each Quarterly Estimated Tax Period of each Taxable Year, the Company shall, to the extent of available cash of the Company, make a distribution in cash (each, a “Tax Distribution”), pro rata in accordance with the Percentage Interests in effect on the date of such Tax Distribution, after adjusting for distributions required under Section 6.4(c) and considering offsetting impact to distributions to transferees, in an amount equal to the greater of (1) the excess of (i) (x) the taxable income of the Company attributable to such period and all prior Quarterly Estimated Tax Periods in such Taxable Year, based upon (I) the information returns filed by the Company, as amended or adjusted to date, and (II) estimated amounts, in the case of periods for which the Company has not yet filed information returns (determined by disregarding any adjustment to the taxable income of any Member that arises under Code section 743(b) and is attributable to the acquisition by such Member of an interest in the Company in a transaction described in Code section 743(a)), multiplied by (y) the Assumed Tax Rate, over (ii) the aggregate amount of Tax Distributions made by the Company with respect to such Taxable Year, regardless of when made, or (2) the amount necessary when paid to all the Members pro rata that will result in a payment to HLI sufficient to enable HLI to pay its actual tax liabilities (including estimated taxes) and all its other expenses and liabilities (including, but not limited to, its obligations under the Tax Receivable Agreement).

2.	The definition of “Quarterly Estimated Tax Periods” in Section 2.1 of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“Quarterly Estimated Tax Periods” means the three calendar month periods with respect to which Federal quarterly estimated tax payments are made. The first such period begins on January 1 and ends on March 31. The second such period begins on April 1 and ends on June 30. The third such period begins on July 1 and ends on September 30. The fourth such period begins on October 1 and ends on December 31.

3.
Except as explicitly modified by Sections 1 and 2 above, the other provisions, terms and conditions of the Operating Agreement are and will remain in full force and effect. On and after the Effective Date, each reference in the Operating Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Operating Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Operating Agreement, will mean and be a reference to the Operating Agreement as amended by this Amendment.

*    *    *

IN WITNESS WHEREOF, the undersigned Managing Member has caused this Amendment No. 2 to be duly executed and delivered as of the date first set forth above.

HAMILTON LANE INCORPORATED

By:	/s/ Randy Stilman
Name: Randy Stilman
Title: Chief Financial Officer